                     TruServ Corporation
      Variable Denomination Floating Rate Demand Notes

            Supplement No. 24 Dated March 13, 1998
                             to
 Prospectus Dated June 20, 1997, as heretofore supplemented


  The current interest rate payable on the Company's
Variable Denomination Floating Rate Demand Notes is 5.11%.